AMENDED AND RESTATED BYLAWS

OF

MTM TECHNOLOGIES, INC.

(As Amended Through August 5, 2004)

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ARTICLE I - DEFINITIONS

In these Bylaws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:

(a)        “Corporation” shall mean MTM Technologies, Inc.

(b)        “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation as filed on May 21, 2004, together with any and all amendments and subsequent restatements thereto.

(c)        “Board” shall mean the Board of Directors of the Corporation.

(d)        “Shareholders” shall mean the shareholders of the Corporation.

(e)        “Shareholders’ Agreement” shall mean that certain Shareholders’ Agreement, dated as of May 21, 2004, by and among the Corporation and certain parties listed on the signature pages thereto, as amended or amended and restated and in effect.

(f)         “Chairman of the Board,” “Vice Chairman of the Board,” “Chairman of the Executive Committee,” “Chief Executive Officer,” “Chief Financial Officer,” “Chief Accounting Officer,” “President,” “Executive Vice President,” “Senior Vice President,” “Vice President,” “Treasurer,” “Secretary,” and/or “Controller,” as the case may be, shall mean the person at any given time occupying the particular office with the Corporation.

ARTICLE II - MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the Shareholders of the Corporation shall be held at such place either within or outside the State of New York as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.

Section 2. Annual Meetings. The annual meeting of Shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time of day as shall have been fixed by resolution of the Board.

Section 3. Special Meetings. Special meetings of the Shareholders, unless otherwise provided by applicable law, may be called at any time by the Chairman of the Board or a majority of the Board.

Section 4. Notice of Meetings. Notice of each meeting of the Shareholders, annual or special, shall be given in the name of the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the date and hour when and the place where it is to be held. A copy thereof shall be duly delivered or transmitted to all Shareholders of record entitled to vote at such meeting, and all Shareholders of record who, by reason of any action proposed to be taken at such meeting, would be entitled to have their stock appraised if such action were taken, not less than ten or more than sixty days before the day on which the meeting is called to be held. If mailed, such copy shall be directed to each of the Shareholders at the address listed on the record of Shareholders of the Corporation, or if the Shareholders shall have filed with the Secretary a written request that notices be mailed to some other address, it shall be mailed to the address designated in such request. Nevertheless, notice of any meeting of the Shareholders shall not be required to be given to any of the Shareholders who shall waive notice thereof as hereinafter provided in Article IX of these Bylaws. Except when expressly required by law, notice of any adjourned meeting of the Shareholders need not be given nor shall publication of notice of any annual or special meeting thereof be required.

Section 5. Quorum. Except as otherwise provided by applicable law or these Bylaws, at all meetings of the Shareholders, the presence of holders of record of a majority of the outstanding shares of stock of the Corporation having voting power, in person or represented by proxy and entitled to vote thereat, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy and entitled to vote thereat, or, in the absence of all the Shareholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment shall be taken, until a quorum shall be present thereat. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Organization. At each meeting of the Shareholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, the President or, in the absence of the Chairman of the Board, the Chief Executive Officer and President, a Vice Chairman of the Board or, if the Chairman of the Board, the President and all Vice Chairmen of the Board shall be absent therefrom, an Executive Vice President or, if the Chairman of the Board, the Chief Executive Officer, the President, all Vice Chairmen of the Board and all Executive Vice Presidents shall be absent therefrom, a Senior Vice President shall act as chairman. The Secretary or, if the Secretary shall be absent from such meeting or unable to act, the person whom the Chairman of such meeting shall appoint secretary of such meeting shall act as secretary of such meeting and keep the minutes thereof.

Section 7. Items of Business.

(a)        The items of business at all meetings of the Shareholders shall be, insofar as applicable, as follows:

•              call to order;

•              proof of notice of meeting or of waiver thereof;

•              appointment of inspectors of election, if necessary;

•              establish that a quorum is present;

•              issuance of reports, as necessary;

•              election of directors;

•              other business specified in the notice of the meeting;

•              voting; and

•              adjournment.

(b)        Any items of business not referred to in the foregoing may be taken up at the meeting as the chairman of the meeting shall determine.

(c)        No other business shall be transacted at any annual meeting of Shareholders, except business as may be:

(i)         specified in the notice of meeting (including Shareholder proposals included in the Corporation’s proxy materials under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended);

(ii)        otherwise brought before the meeting by or at the direction of the Board; and/or

(iii)      a proper subject for the meeting which is timely submitted by a Shareholder of the Corporation entitled to vote at such meeting who complies fully with the notice requirements set forth below.

(d)        For business to be properly submitted by a Shareholder before any annual meeting under subparagraph II.7(c)(iii), a Shareholder must give timely notice in writing of such business to the Secretary of the Corporation. To be considered timely, a Shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days before the calendar date of the mailing of the Corporation’s proxy statement released to Shareholders in connection with the prior year’s annual meeting. However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, a Shareholder’s notice must be received by the Secretary not later than 60 days before the date the Corporation commences mailing of its proxy materials in connection with the applicable annual meeting.

(e)        A Shareholder’s notice to the Secretary to submit business to an annual meeting of Shareholders shall set forth:

(i)         the name and address of the Shareholder;

(ii)        the number of shares of stock held of record and beneficially by such Shareholder;

(iii)      the name in which all such shares of stock are registered on the stock transfer books of the Corporation;

(iv)      a representation that the Shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

(v)        a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting;

(vi)      any personal or other material interest of the Shareholder in the business to be submitted; and

(vii)     all other information relating to the proposed business which may be required to be disclosed under applicable law.

In addition, a Shareholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

(f)         The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum. The chairman shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Section II.7, in which case such business shall not be transacted.

(g)        Notwithstanding the foregoing provisions of this Section II.7, a Shareholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 promulgated under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Section 8. Voting.

(a)        Except as otherwise provided by applicable law, in the Certificate of Incorporation, or in the Shareholders’ Agreement, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the Shareholders to one vote for every share of such stock standing in the Shareholder’s name on the record of Shareholders of the Corporation:

(i)         on the date fixed pursuant to the provisions of Section VIII.5 of these Bylaws as the record date for the determination of the Shareholders who shall be entitled to vote at such meeting;

(ii)        if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting shall have been given; or

(iii)      if such record date shall not have been so fixed and if no notice of such meeting shall have been given, then at the time of the call to order of such meeting.

(b)        Any vote on stock of the Corporation at any meeting of the Shareholders may be given by the Shareholder of record entitled thereto in person or by proxy appointed by such Shareholder or by the Shareholder’s attorney thereunto duly authorized and delivered or transmitted to the secretary of such meeting at or prior to the time designated in the order of business for turning in proxies. At all meetings of the Shareholders at which a quorum shall be present, all matters (except where otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws) shall be decided by the vote of a majority of the votes cast in favor of or against such matter by the Shareholders present in person or represented by proxy and entitled to vote thereon. Except as otherwise provided by applicable law or in the Certificate of Incorporation or these Bylaws, an abstention shall not constitute a vote cast.

(c)        Unless required by law, or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by ballot.

(d)        On a vote by ballot, each ballot shall be signed by the Shareholder voting, or by the Shareholder’s proxy as such, if there be such proxy.

Section 9. List of Shareholders. A list, certified by the Secretary and/or an appropriate employee of the transfer agent or registrar of voting securities of the Corporation, of the Shareholders of the Corporation entitled to vote shall be produced at any meeting of the Shareholders upon the request of any Shareholder of the Corporation pursuant to the provisions of applicable law, the Certificate of Incorporation or these Bylaws.

Section 10. Inspectors of Election. Prior to the holding of each annual or special meeting of the Shareholders, at least one inspector of election to serve thereat shall be appointed by the Board or, if the Board shall not have made such appointment, the Chairman of the Board. If there shall be a failure to appoint inspectors or, if, at any such meeting, any inspector so appointed shall be absent or shall fail to act or the office shall become vacant, the chairman of the meeting may or, at the request of a Shareholder present in person and entitled to vote at such meeting, shall appoint such inspector(s) of election, as the case may be, to act thereat. Each inspector(s) of election appointed to act at any meeting of the Shareholders shall, before entering upon the discharge of the inspector’s duties, be sworn faithfully to execute the duties of inspector at such meeting, with strict impartiality and according to the best of the inspector’s ability, and the oath so taken shall be subscribed by the inspector. Such inspector(s) of election shall take charge of the polls and shall, after the voting on any matter, make a certificate of the results of the vote taken. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be Shareholders.

Section 11. Action by Written Consent of Shareholders.

(a)        Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified mail, return receipt requested) to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of meetings of the Shareholders are maintained. All written consents shall be filed with the minutes of meeting of the Shareholders.

(b)        Every written consent shall bear the date of a signature of each Shareholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner provided in this section, written consents signed by a sufficient number of Shareholders to take action are delivered to the Corporation at its principal place of business.

(c)        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

(d)        An electronic transmission (including electronic mail, facsimile, telegram or cablegram) consenting to an action to be taken and transmitted by a Shareholder or proxyholder shall be deemed written, signed and dated for purposes of this section, provided that such electronic transmission sets forth or is delivered with information from which the Corporation is able to determine: (a) that the electronic transmission was transmitted by the Shareholder or proxyholder or by person(s) authorized to act for the Shareholder or proxyholder, and (b) the date on which such Shareholder or proxyholder or authorized person(s) transmitted the electronic transmission. The date on which such electronic transmission is transmitted shall be deemed the date in which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such originally signed consent is delivered to the Secretary with the corporate records of the Corporation.

ARTICLE III - BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws, directed or required to be exercised or done by the Shareholders.

Section 2. Number; Qualifications; Election; Term of Office. Subject to the terms of the Shareholders’ Agreement, the Certificate of Incorporation and these Bylaws, the number of directors of the Corporation shall be as may be fixed by time to time by the Board, but, in no event, shall the number be fixed at less than three (3). The directors shall be elected at the annual meeting of the Shareholders. At each meeting of the Shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes at such election shall be elected. Each director shall hold office until the annual meeting of the Shareholders which shall be held next after the election of such director and until a successor shall have been duly elected and qualified, or until death, or until the director shall have resigned as hereinafter provided in Section III.10.

Section 3. Place of Meetings. Meetings of the Board shall be held at such place, either within or outside State of New York, as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.

Section 4. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, on the same day the annual meeting of Shareholders is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice thereof given as provided in Section III.7.

Section 5. Regular Meetings. Regular meetings of the Board shall be held at times and dates fixed by the Board or at such other times and dates as the Chairman of the Board or the Chief Executive Officer shall determine and as shall be specified in the notice of such meetings. Notice of regular meetings of the Board need not be given except as otherwise required by law or these Bylaws.

Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer.

Section 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as provided in this Section III.7, in which notice shall be stated the time, place and, if required by law or these Bylaws, the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally, against receipt thereof, or by telephone, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall waive notice thereof as provided in Article IX. Any meeting of the Board shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

Section 8. Telephonic Meetings. Members of the Board, or any Committee thereof, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

Section 9. Quorum and Manner of Acting. A majority of the Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Except as otherwise expressly required by law or the Certificate of Incorporation and except also as specified in Sections IV.1, IV.5, IV.6, and V.3 and in Article XIII, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

Section 10. Organization. At each meeting of the Board, the Chairman of the Board or, in the case of the Chairman of the Board’s absence therefrom, the Chief Executive Officer or, in the case of the Chairman of the Board’s and Chief Executive Officer’s absence therefrom, the President or, in the case of the Chairman of the Board’s, the Chief Executive Officer’s and President’s absence therefrom, a Vice Chairman or, in the case of the absence of all such persons, another director chosen by a majority of directors present shall act as chairman of the meeting and preside thereat. The Secretary or, if the Secretary shall be absent from such meeting, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

Section 11. Action by Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission(s) (including electronic mail, facsimile, telegram or cablegram), and the writing or writings or electronic transmission(s) are filed with the minutes of meetings of the Board or such committee; such filings shall be in paper form.

Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice of resignation to the Board, Chairman of the Board or Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13. Vacancies. Except as otherwise provided in the Shareholders’ Agreement or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board shall be filled by election at an annual meeting or at a special meeting of Shareholders entitled to vote called for that purpose; provided, however, that such directorship or vacancy may be filled by a plurality of the remaining members of the Board, although less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 14. Removal of Directors. Except as otherwise provided by applicable law, the Shareholders’ Agreement or the Certificate of Incorporation, at any meeting of the Shareholders called expressly for such purpose, any director may be removed, with or without cause, by a vote of the Shareholders holding a majority of the shares issued and outstanding and entitled to vote in an election of directors.

Section 15. Retirement of Directors. The Board may prescribe a retirement policy for directors on or after reaching a certain age; provided, however, that such retirement shall not cut short the annual term for which any director shall have been elected by the Shareholders.

ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive Committee. The Board may, by resolution adopted by a majority of the Board, designate not less than three (3) of the directors then in office to constitute an Executive Committee, each member of which unless otherwise determined by resolution adopted by a majority of the whole Board, shall continue to be a member of such Committee until the annual meeting of the Shareholders which shall be held next after designation as a member of such Committee or until the earlier termination as a director. The Chief Executive Officer shall always be designated as a member of the Executive Committee. The Board may by resolution appoint one member as the Chairman of the Executive Committee who shall preside at all meetings of such Committee. In the absence of said Chairman, the Chief Executive Officer shall preside at all such meetings. In the absence of both the Chairman of the Executive Committee and Chief Executive Officer, the Chairman of the Board shall preside at all such meetings. In the absence of the Chairman of the Executive Committee, Chief Executive Officer and the Chairman of the Board, the President shall preside at all such meetings. In the absence of all such persons, a majority of the members of the

Executive Committee present shall choose a chairman to preside at such meetings. The Secretary or, if the Secretary shall be absent from such meeting, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 2. Powers of the Executive Committee. Subject to the Shareholders’ Agreement and to the extent permitted by applicable law, the Executive Committee may exercise all the powers of the Board in the management of specified matters where such authority is delegated to it by the Board, and also, to the extent permitted by applicable law, the Executive Committee shall have, and may exercise, all the powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but excluding the power to appoint a member of the Executive Committee) in such manner as the Executive Committee shall deem to be in the best interests of the Corporation and not inconsistent with any prior specific action of the Board. An act of the Executive Committee taken within the scope of its authority shall be an act of the Board. The Executive Committee shall render in the form of minutes a report of its several acts at each regular meeting of the Board and at any other time when so directed by the Board.

Section 3. Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at such times, on such dates and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee, of which regular meetings notice need not be given, or as shall be fixed by the Chairman of the Executive Committee or, in the absence of the Chairman of the Executive Committee, the Chief Executive Officer and specified in the notice of such meeting. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee or by the Chief Executive Officer. Notice of each such special meeting of the Executive Committee (and of each regular meeting for which notice shall be required), stating the time and place thereof shall be mailed, postage prepaid, to each member of the Executive Committee, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally, against written receipt thereof, or by telephone, at least twenty-four hours before the time at which such meeting is to be held; but notice need not be given to a member of the Executive Committee who shall waive notice thereof as provided in Article IX, and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of such Committee shall be present thereat.

Section 4. Quorum and Manner of Acting of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Executive Committee present at a meeting at which a quorum shall be present shall be the act of the Executive Committee. Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of the Executive Committee. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.

Section 5. Other Committees.

(a)        Subject to the Shareholders’ Agreement, the Board may, by resolution adopted by a majority of the Board, designate members of the Board to constitute other committees, which shall have, and may exercise, such powers as the Board may by resolution delegate to them and shall, in each case, consist of such number of directors as the Board may determine; provided, however, that each such committee shall have at least three directors as members thereof. Such a committee may either be constituted for a specified term or may be constituted as a standing committee which does not require annual or periodic reconstitution. A majority of all the members of any such committee may determine its action and its quorum requirements and may fix the time and place of its meetings, unless the Board shall otherwise provide. Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of such other committees.

(b)        The Board may, by resolution adopted by a majority of the Board, create a committee of indeterminate membership and duration and not subject to the limitations as to the membership, quorum and manner of meeting and acting prescribed in these Bylaws, which committee, in the event of a major disaster or catastrophe or national emergency which renders the Board incapable of action by reason of the death, physical incapacity or inability to meet of some or all of its members, shall have, and may exercise all the powers of the Board in the management of the business and affairs of the Corporation (including, without limitation, the power to authorize the seal of the Corporation to be affixed to all papers which may require it and the power to fill vacancies in the Board). An act of such committee taken within the scope of its authority shall be an act of the Board.

Section 6. Changes in Committees; Resignations; Removals; Vacancies. Subject to the Shareholders’ Agreement, the Board shall have power, by resolution adopted by a majority of the Board, at any time to change or remove the members of, to fill vacancies in, and to discharge any committee created pursuant to these Bylaws, either with or without cause. Any member of any such committee may resign at any time by giving written notice to the Board or the Chairman of the Board or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Subject to the Shareholders’ Agreement, any vacancy in any committee, whether arising from death, resignation, an increase in the number of committee members or any other cause, shall be filled by the Board in the manner prescribed in these Bylaws for the original appointment of the members of such committee.

ARTICLE V - OFFICERS

Section 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board, and may include one or more Vice Chairmen of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), the Treasurer, the Secretary and the Controller. Officers shall be appointed from time to time by the Board, each to hold office until a successor shall have been duly elected and shall have qualified, or until death, or until resignation as hereinafter provided in Section V.2, or until removed as hereinafter provided in Section V.3.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board, Chairman of the Board, Chief Executive Officer or Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by a resolution adopted by a majority of the Board at any meeting of the Board but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant, in the manner prescribed in these Bylaws for the regular appointment to such office.

Section 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at each meeting of the Shareholders and Board and shall perform such other duties as may from time to time be assigned by the Board. The Chairman may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section VII.1; sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered; and affix the seal of the Corporation to any instrument which shall require it. The Chairman of the Board, when there is no Chief Executive Officer or in the absence or incapacity of the Chief Executive Officer, shall perform all the duties and functions and exercise all the powers of the Chief Executive Officer.

Section 6. Vice Chairman of the Board. Each Vice Chairman of the Board shall assist the Chairman of the Board and have such other duties as may be assigned by the Board or the Chairman of the Board. The Vice Chairman may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section VII.1; sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these Bylaws to some officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered; and affix the seal of the Corporation to any instrument which shall require it.

Section 7. Chief Executive Officer. The Chief Executive Officer shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board. The Chief Executive Officer shall have general and active supervision over the business and affairs of the Corporation and over its several officers, agents, and employees, subject, however, to the control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, be an ex officio member of all committees of the Board (except the Audit Committee, the Nominating and Corporate Governance Committee, and committees specifically empowered to fix or approve the Chief Executive Officer’s compensation or to grant or administer bonus, option or other similar plans in which the Chief Executive Officer is eligible to participate). The Chief Executive Officer may sign, execute and deliver in the name of the Corporation all deeds mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered, and affix the seal of the Corporation to any instrument which shall require it; and, in general, perform all duties incident to the office of Chief Executive Officer. The Chief Executive Officer shall in the absence or incapacity of the Chairman of the Board, perform all the duties and functions and exercise all the powers of the Chairman of the Board.

Section 8. President. Either the Chairman of the Board, the Chief Executive Officer or such other person, as the Board may designate, shall be the President of the Corporation, and, in general, shall perform all duties incident to the position of President and such other duties as may from time to time be assigned by the Chief Executive Officer.

Section 9. Designated Officers. The Board may designate officers to serve as Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer, and other such designated positions and to fulfill the responsibilities of such designated positions in addition to their duties as officers as set forth in this Article V.

Section 10. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive and Senior Vice President shall perform all such duties as from time to time may be assigned by the Board, the Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board or the President. Each Vice President shall perform all such duties as from time to time may be assigned by the Board, the Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board, the President or an Executive or a Senior Vice President. Any Vice President may sign certificates representing shares of stock of the Corporation pursuant to the provisions of Section VII.1.

Section 11. Treasurer. The Treasurer shall:

(a)        have charge and custody of, and be responsible for, all the funds and securities of the Corporation, and may invest the same in any securities, may open, maintain and close accounts for effecting any and all purchase, sale, investment and lending transactions in securities of any and all kinds for and on behalf of the Corporation or any employee pension or benefit plan fund or other fund established by the Corporation, as may be permitted by applicable law;

(b)        keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)        deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board or the Executive Committee;

(d)        receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)        disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefor;

(f)         render to the Board, whenever the Board may require, an account of all transactions as Treasurer; and

(g)        in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board or the Chairman of the Board, the Chief Executive Officer, or a Vice Chairman of the Board or the President or an Executive or Senior Vice President.

Section 12. Secretary. The Secretary shall:

(a)        keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the Executive Committee and other committees of the Board and the Shareholders;

(b)        see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c)        be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)        see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)        in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board, Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board, the President or an Executive or Senior Vice President.

Section 13. Controller. The Controller shall:

(a)        have control of all the books of account of the Corporation;

(b)        keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses;

(c)        keep all accounting records of the Corporation (other than the accounts of receipts and disbursements and those relating to the deposits of money and other valuables of the Corporation, which shall be kept by the Treasurer);

(d)        render to the Board, whenever the Board may require, an account of the financial condition of the Corporation; and

(e)        in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned by the Board, the Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board, the President or an Executive or Senior Vice President.

Section 14. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board; provided, however, that the Board may delegate to a committee the power to fix or approve the compensation of any officers. An officer of the Corporation shall not be prevented from receiving compensation by reason of being also a director of the Corporation; but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to such officer.

ARTICLE VI - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1. Execution of Contracts. Except as otherwise required by law or these Bylaws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by any officer (including any assistant officer) of the Corporation. The Board or the Executive Committee may authorize any agent or employee to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board or such Committee, as the case may be, may by resolution determine.

Section 2. Loans. Unless the Board shall otherwise determine, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer, acting together with the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but in making such loans or advances no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by resolution adopted by the Board.

Section 3. Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board or the Executive Committee, which authorization may be general or confined to specific instances.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board or the Executive Committee may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board or the Executive Committee. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, employee or agent of the Corporation.

Section 5. General and Special Bank Accounts. The Board or the Executive Committee may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board or the Executive Committee may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board or the Executive Committee. The Board or the Executive Committee may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VII - SHARES

Section 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned. To the extent that shares are represented by certificates, such certificates of stock shall be signed in the name of the Corporation by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is signed by a registrar, other than the Corporation or its employee, the signatures of the Chairman of the Board, a Vice Chairman of the Board, the President, the Secretary, and transfer agent or a transfer clerk, acting on behalf of the Corporation, upon such certificates may be facsimiles, engraved or printed. In case any officer, transfer agent or transfer clerk acting on behalf of the Corporation ceases to be such officer, transfer agent, or transfer clerk before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if they were still such officer, transfer agent or transfer clerk at the date of their issue.

Section 2. Books of Account and Record of Shareholders. There shall be kept at the office of the Corporation correct books of account of all its business and transactions, minutes of the proceedings of Shareholders, Board, and Executive Committee, and a book to be known as the record of Shareholders, containing the names and addresses of all persons who are Shareholders, the number of shares of stock held, and the date when the Shareholder became the owner of record thereof.

Section 3. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the record of Shareholders of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed, provided such shares are represented by a certificate, or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares of stock shall stand on the record of Shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary, such transfer agent or such transfer clerk, such fact shall be stated in the entry of the transfer.

Section 4. Regulations. The Board may make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

Section 5. Fixing of Record Date. The Board shall fix a time, not exceeding sixty nor less than ten days prior to the date then fixed for the holding of any meeting of the Shareholders or prior to the last day on which the consent or dissent of the Shareholders may be effectively expressed for any purpose without a meeting, as the time as of which the Shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the Shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the Shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

Section 6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Corporation may, in its discretion, require such owner or the owner’s legal representatives to give to the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board, in its absolute discretion, shall determine to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York.

Section 7. Inspection of Records. The record of Shareholders and minutes of the proceedings of Shareholders shall be available for inspection, within the limits and subject to the conditions and restrictions prescribed by applicable law.

Section 8. Auditors. The Board, or a committee of the Board duly authorized, shall employ an independent public or certified public accountant or firm of such accountants who shall act as auditors in making examinations of the consolidated financial statements of the Corporation and its subsidiaries in accordance with generally accepted auditing standards. The auditors shall certify that the annual financial statements are prepared in accordance with generally accepted accounting principles, and shall report on such financial statements to the Shareholders and directors of the Corporation. The Board’s, or such committee’s, selection of auditors may be presented for ratification by the Shareholders at the annual meeting. Directors and officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the officer of the Corporation having charge of its books of account, or stated in a written report by the auditors fairly to reflect the financial condition of the Corporation.

ARTICLE VIII - OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in the Town of Valley Cottage, County of Rockland and State of New York or in such other place as the Board shall from time to time determine.

Section 2. Other Offices. The Corporation also may have an office or offices other than said principal office at such place(s) as the Board shall from time to time determine or the business of the Corporation may require.

ARTICLE IX - WAIVER OF NOTICE

Section 1. Waiver of Notice. Whenever under the provisions of any law of the State of New York, the Certificate of Incorporation, these Bylaws or any resolution of the Board or any committee thereof, the Corporation, the Board or any committee thereof is authorized to take any action after notice to the Shareholders, directors or members of any such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a Shareholder, by an attorney thereunto authorized. Attendance at a meeting requiring notice by any person or, in the case of a Shareholder, by the Shareholder’s attorney, agent or proxy, shall constitute a waiver of such notice on the part of the person so attending, or by such Shareholder, as the case may be.

ARTICLE X - FISCAL YEAR

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of March of each calendar year.

ARTICLE XI - SEAL

Section 1. Form of Corporate Seal. The corporate seal of the Corporation shall consist of one or more concentric circles with the name of the Corporation and its state and year of incorporation appearing within the innermost circle.

ARTICLE XII - INDEMNIFICATION

Section 1. Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person’s testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be “permitted” within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time.

ARTICLE XIII - AMENDMENTS

Section 1. Manner of Amending Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be amended or repealed or new Bylaws may be adopted by the Shareholders at any annual or special meeting, if the notice thereof mentions that amendment or repeal or the adoption of new Bylaws is one of the purposes of such meeting. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, subject to the laws of the State of New York, may also be amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board given at any meeting, if the notice thereof mentions that amendment or repeal or the adoption of new Bylaws is one of the purposes of such meeting.